CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated December 30, 2022, and each included in this Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A, File No. 33-42162) of BNY Mellon Municipal Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 24, 2022, with respect to the financial statements and financial highlights of BNY Mellon AMT-Free Municipal Bond Fund and BNY Mellon High Yield Municipal Bond Fund (two of the funds constituting BNY Mellon Municipal Funds, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended August 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

December 20, 2022